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                                  EXHIBIT 5.1

                                                                Robert J. Siverd
                                                       Executive Vice President,
                                                   General Counsel and Secretary
                                                       Telephone: (606) 572-8890
                                                       Facsimile: (606) 572-8444

                                  June 9, 1997

General Cable Corporation
4 Tesseneer Drive
Highland Heights, KY 41076

                  RE:   REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         I am General Counsel of General Cable Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of up to 2,450,000 shares of the Company's Common Stock, $.01 par value (the "Shares") issuable under the General Cable Corporation 1997 Stock Incentive Plan (the "Plan").

         As counsel for the Company, I have made such legal and factual examinations and inquiries as I deemed advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, and other corporate records of the Company as I have deemed necessary and appropriate for the purpose of this opinion.

         On the basis of the foregoing, I am of the opinion that the 2,450,000 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                                               Very truly yours,

                                                            /s/ Robert J. Siverd

RJS\jad


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